UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2011

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
(Address of Principal Executive Offices including Zip Code)
(512) 433-5200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 10, 2011, Forestar Group Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered four proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 28, 2011. The results of voting on the proposals are as follows.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Withhold	Broker Non-Votes
Kathleen Brown	25,704,393	5,457,539	2,059,260
Michael E. Dougherty	30,226,982	935,107	2,059,260
William C. Powers, Jr.	30,227,298	934,791	2,059,260
Proposal No. 2: Advisory vote on executive compensation. The proposal was approved.

For:	28,463,880
Against:	2,553,709
Abstentions:	144,467
Proposal No. 3: Advisory vote on the frequency of future advisory votes on executive compensation. “Every 1 Year” was approved.

1 Year:	26,181,708
2 Years:	88,916
3 Years:	4,677,190
Abstentions:	214,275
After considering these voting results, the Board of Directors of the Company has determined that the Company will hold an advisory vote on executive compensation every year.
Proposal No. 4: The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2011 was approved.

For:	33,190,820
Against:	20,693
Abstentions:	9,836

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: May 11, 2011	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Executive Vice President, General Counsel and Secretary

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